Exhibit 3.27
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:31 PM 07/09/2002
020441227 — 3545707
CERTIFICATE OF INCORPORATION
OF
SUNTERRA CENTRALIZED SERVICES COMPANY
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     THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:
     1: The name of the corporation is Sunterra Centralized Services Company (hereinafter the “Corporation”).
     2: The registered office of the Corporation is to be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle and in the State of Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.
     3: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.
     4: The total number of shares of stock which the Corporation is authorized to issue is One Thousand (1,000) shares at $.01 par value.
     5: The name and address of the Incorporator is as follows:

NAME	ADDRESS
Mark R. Williams	203 N. LaSalle Street, Suite 1800, Chicago, Illinois 60601
     6: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
     (1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by ballot unless the by-laws so provide.
     (2) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.
     (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

     (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.
     7: The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.
     8: No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article EIGHTH shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
     9: Whenever a compromise or arrangement is proposed between this Corporation and its creditors, or any class of them and/or between this Corporation and its stockholders, or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.
     10: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal.
Dated: July 9, 2002.

/s/ Mark R. Williams
Mark R. Williams, Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:44 PM 10/17/2007
FILED 06:44 PM 10/17/2007
SRV 071127613 — 3545707 FILE
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
OF
SUNTERRA CENTRALIZED SERVICES COMPANY
     (hereinafter called the “corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
     1. The name of the corporation is
Sunterra Centralized Services Company
     2. The certificate of incorporation of the corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article 1 the following new Article 1:
     The name of the corporation is
Diamond Resorts Centralized Services Company
     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
Executed on this 16th day of October, 2007.

/s/ Frederick C. Bauman,
Frederick C. Bauman,
Vice President and Secretary

1/96 - 1	Delaware Certificate of Amendment After Payment of Capital

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:32 PM 12/30/2009
FILED 05:32 PM 12/31/2009
SRV 091152231 — 3545707 FILE
STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DIAMOND RESORTS CENTRALIZED SERVICES GLOBAL, LLC,
DIAMOND RESORTS CENTRALIZED SERVICES NEVADA, LLC,
DIAMOND RESORTS CENTRALIZED SERVICES USA, LLC,
DOMESTIC LIMITED LIABILITY COMPANIES
MERGES WITH AND INTO
DIAMOND RESORTS CENTRALIZED SERVICES COMPANY A
DOMESTIC CORPORATION
Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned corporation executed the following Certificate of Merger:
FIRST: The name of the surviving corporation is Diamond Resorts Centralized Services Company, a Delaware Corporation, and the names of the limited liability companies being merged into this surviving corporation are Diamond Resorts Centralized Services Global, LLC; Diamond Resorts Centralized Services Nevada, LLC; and Diamond Resorts Centralized Services USA, LLC.
SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability companies.
THIRD: The name of the surviving corporation is Diamond Resorts Centralized Services Company.
FOURTH: The merger is to become effective on December 31, 2009.
FIFTH: The Agreement of Merger is on file at 10600 W. Charleston Blvd., Las Vegas, NV 89135, the place of business of the surviving corporation.
SIXTH: A copy of the Agreement of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.
SEVENTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation
IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 31st day of December,A.D, 2009.

By:	/s/ Elizabeth Breenan
	Name:	Elizabeth Breenan
	Title:	Vice President & Secretary